UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 24, 2012

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Patrick Industries, Inc. (the “Company”) was held on May 24, 2012.  The total shares outstanding on the record date, March 28, 2012, were 10,394,654.  The total shares voted at the meeting in person or by proxy were 9,716,949, which represented 93.48% of the total outstanding eligible votes.  At the Annual Meeting, the Company’s shareholders elected nine directors to the Company’s Board of Directors, and ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2012.  The results of the matters voted upon at the annual meeting of shareholders are as follows:

Proposal 1 – Election of nine directors to the Board of Directors to serve until the 2013 Annual Meeting.

Directors	For	Withheld	Broker Non-Votes
Terrence D. Brennan	8,017,516	68,431	1,631,002
Joseph M. Cerulli	8,004,814	81,133	1,631,002
Todd M. Cleveland	8,029,831	56,116	1,631,002
John A. Forbes	8,041,568	44,379	1,631,002
Paul E. Hassler	8,018,281	67,666	1,631,002
Keith V. Kankel	7,971,119	114,828	1,631,002
Andy L. Nemeth	8,024,416	61,531	1,631,002
Larry D. Renbarger	7,971,914	114,033	1,631,002
Walter E. Wells	8,019,531	66,416	1,631,002

Proposal 2 – Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2012.  There were no broker non-votes.

For	Against	Abstain
9,691,254	24,187	1,508

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE: May 30, 2012	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer